Sprout Social Announces Second Quarter 2022 Financial Results Above Guidance Range
ARR growth of 35% year-over-year
Second quarter total revenue of $61.4 million, up 37% year-over-year

CHICAGO, August 2, 2022 – Sprout Social, Inc. (“Sprout Social” or the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its second quarter ended June 30, 2022.
“We’re delighted to have delivered another strong quarter, again demonstrating the strengths of our team and market opportunity,” said Justyn Howard, Sprout Social’s CEO and co-founder. “The world is dynamic, but we are executing well against our strategy, our product innovation is unlocking new ways for customers to realize the power of social, and our partnerships are creating exciting opportunities. I’m proud of our team for continuing to raise the bar.”

Second Quarter 2022 Financial Highlights

Revenue

●Revenue was $61.4 million, up 37% compared to the second quarter of 2021.
●ARR was $256.1 million, up 35% compared to the end of the second quarter of 2021.

Operating Loss

●GAAP operating loss was ($14.5) million, compared to ($5.3) million in the second quarter of 2021.
●Non-GAAP operating loss was ($1.9) million, compared to Non-GAAP operating income of $0.1 million in the second quarter of 2021.

Net Loss

●GAAP net loss was ($14.6) million, compared to ($5.4) million in the second quarter of 2021.
●Non-GAAP net loss was ($1.9) million, compared to a Non-GAAP net income of $0.0 million in the second quarter of 2021.
●GAAP net loss per share was ($0.27) based on 54.5 million weighted-average shares of common stock outstanding, compared to ($0.10) based on 53.7 million weighted-average shares of common stock outstanding in the second quarter of 2021.
●Non-GAAP net loss per share was ($0.04) based on 54.5 million weighted-average shares of common stock outstanding, compared to Non-GAAP net income per share of $0.00 based on 54.8 million weighted-average shares of common stock outstanding in the second quarter of 2021.

Cash

●Cash and equivalents and marketable securities totaled $181.7 million as of June 30, 2022, up from $180.8 million as of March 31, 2022.
●Net cash generated by operating activities was $1.3 million, compared to $4.4 million in the second quarter of 2021.
●Free cash flow was $0.7 million, compared to $4.1 million in the second quarter of 2021.

See “Customer Metrics” and “Use of Non-GAAP Financial Measures” below for how Sprout Social defines ARR, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share and free cash flow and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Customer Metrics
●Grew number of customers to 33,620 as of June 30, 2022, up 14% compared to June 30, 2021.
●Grew number of customers contributing over $10,000 in ARR to 5,800 customers as of June 30, 2022, up 47% compared to June 30, 2021.
●Grew number of customers contributing over $50,000 in ARR to 755 customers as of June 30, 2022, up 88% compared to June 30, 2021.

Recent Customer Highlights
●During the second quarter, we had the opportunity to help new customers like BT Group, Hertz, Robert Baird, Afterpay, Deckers Footwear, Sunoco, Virgin Red, HP and AthenaHealth.
●We executed growth deals with great brands and organizations like HJ Heinz, Porter Airlines, Block, Grammarly, Douglas Elliman and the University of Virginia.

Recent Business Highlights

Sprout Social recently:
●Introduced new TikTok integration and joined the TikTok Marketing Partner Program.
●Released annual Sprout Social Index data report underscoring important social media industry trends.
●Certified as a Great Place to Work for the fourth consecutive year.
●Recognized as one of the Best Workplaces in Chicago by Great Place to Work.

Third Quarter and 2022 Financial Outlook
For the third quarter of 2022, the Company currently expects:
●Total revenue between $64.9 million and $65.0 million, or growth of more than 32% year-over-year.
●Non-GAAP operating loss between ($2.4) million and ($2.0) million.
●Non-GAAP net loss per share of between ($0.04) and ($0.03) based on approximately 54.5 million weighted-average shares of common stock outstanding.
“We are pleased to deliver another efficient quarter,” said Joe Del Preto, CFO. “Our business model is resilient, our execution is consistent and we have high confidence in the durability of our near and long term growth. Behind strong execution and record enterprise new business pipeline, we are pleased to raise our 2022 guidance and expect to deliver 100bps faster growth, with better efficiency than our prior forecast.”
For the full year 2022, the Company now expects:
●Total revenue between $253.9 to $254.0 million, or growth of more than 35% year-over-year.
●Non-GAAP operating loss between ($5.9) million and ($5.7) million.
●This implies 110bps to 120bps of year-over-year operating margin improvement.
●Non-GAAP net loss per share of between ($0.11) and ($0.10) based on approximately 54.5 million weighted-average shares of common stock outstanding.
The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.
Conference Call Information
The financial results and business highlights will be discussed on a conference call and webcast scheduled at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) today, August 2, 2022. Online registration for this event conference call can be found at https://conferencingportals.com/event/WCLZyewU. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.
Following completion of the events, a webcast replay will also be available at http://investors.sproutsocial.com for 12 months.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, commerce and advocacy solutions to more than 33,000 brands and agencies worldwide. Sprout’s unified platform integrates the power of social throughout every aspect of a business and enables social leaders at every level to extract valuable data and insights that drive their business forward. Headquartered in Chicago, Sprout operates across major social media networks, including Twitter, Facebook, Instagram, Pinterest, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “explore,” “intend,”

“long-term model,” “may,” “might” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and 2022 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others: our rapid growth and limited history with key features of our platform makes it difficult to evaluate our prospects and future operating results; we may not be able to sustain our revenue and customer growth rate in the future; our business would be harmed by any significant interruptions, delays or outages in services from our platform, our API providers, or certain social media platforms; if we are unable to attract potential customers through unpaid channels, convert this traffic to free trials or convert free trials to paid subscriptions, our business and results of operations may be adversely affected; the effects and duration of the ongoing COVID-19 pandemic are unpredictable and may materially affect our customers and how we operate our business, and the duration and extent to which the pandemic continues to threaten our future results of operations; unstable market and economic conditions, such as recession risks, effects of inflation, labor shortages, supply chain issues, higher interest rates and geopolitical impacts of Russia’s invasion of Ukraine, could adversely impact our business and that of our existing and prospective customers, which may result in reduced demand for our products; any cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks on which we rely could negatively affect our business; and changing regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 23, 2022, as well as any other future quarterly and current reports that we file with the SEC. Moreover, you should interpret many of the risks identified in those reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic and current instability in market and economic conditions. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation expense. We believe non-GAAP gross profit provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP operating (loss) income. We define non-GAAP operating (loss) income as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating (loss) income provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net (loss) income. We define non-GAAP net (loss) income as GAAP net loss, excluding stock-based compensation expense. We believe non-GAAP net (loss) income provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net (loss) income per share. We define non-GAAP net (loss) income per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net (loss) income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by our core operations that, after purchases of property and equipment, is available for strategic initiatives.

Free cash flow margin. We define free cash flow margin as free cash flow as a percentage of revenue.

Customer Metrics

Annual recurring revenue (“ARR”). We define ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.

Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Number of customers contributing more than $50,000 in ARR. We define number of customers contributing more than $50,000 in ARR as those on a paid subscription plan that had more than $50,000 in ARR as of a period end. We view the number of customers that contribute more than $50,000 in ARR as a measure of our ability to scale with our largest customers and attract more sophisticated organizations. We believe this represents potential for future growth, including expanding within our current customer base. Over time, our largest customers have constituted a greater share of our revenue.

Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial
www.twitter.com/SproutSocialIR
www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kaitlyn Gronek
Email: pr@sproutsocial.com
Phone: (773) 904-9674

Investors:
Jason Rechel
Twitter: @SproutSocialIR
Email: jason.rechel@sproutsocial.com
Phone: (312) 528-9166

Sprout Social, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2022	2021
Revenue
Subscription	$ 60,732	$ 44,180
Professional services and other	700	505
Total revenue	61,432	44,685
Cost of revenue(1)
Subscription	14,876	10,930
Professional services and other	264	225
Total cost of revenue	15,140	11,155
Gross profit	46,292	33,530
Operating expenses
Research and development(1)	15,374	9,008
Sales and marketing(1)	30,350	19,822
General and administrative(1)	15,101	10,012
Total operating expenses	60,825	38,842
Loss from operations	(14,533)	(5,312)
Interest expense	(28)	(77)
Interest income	321	65
Other expense, net	(290)	(55)
Loss before income taxes	(14,530)	(5,379)
Income tax expense	80	63
Net loss	$ (14,610)	$ (5,442)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.27)	$ (0.10)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	54,502,809	53,684,325

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,
	2022	2021
Cost of revenue	$ 766	$ 234
Research and development	3,060	937
Sales and marketing	5,959	2,725
General and administrative	2,879	1,548
Total stock-based compensation expense	$ 12,664	$ 5,444

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2022	2021
Revenue
Subscription	$ 117,512	$ 84,535
Professional services and other	1,349	968
Total revenue	118,861	85,503
Cost of revenue(1)
Subscription	28,633	20,635
Professional services and other	498	517
Total cost of revenue	29,131	21,152
Gross profit	89,730	64,351
Operating expenses
Research and development(1)	28,439	17,280
Sales and marketing(1)	55,962	37,975
General and administrative(1)	29,471	20,627
Total operating expenses	113,872	75,882
Loss from operations	(24,142)	(11,531)
Interest expense	(99)	(149)
Interest income	444	117
Other expense, net	(398)	(174)
Loss before income taxes	(24,195)	(11,737)
Income tax expense	170	72
Net loss and comprehensive loss	$ (24,365)	$ (11,809)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.45)	$ (0.22)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	54,356,817	53,557,340

(1) Includes stock-based compensation expense as follows:

	Six Months Ended June 30,
	2022	2021
Cost of revenue	$ 1,214	$ 418
Research and development	4,785	1,654
Sales and marketing	10,177	4,477
General and administrative	4,880	2,804
Total stock-based compensation expense	$ 21,056	$ 9,353

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$ 68,561	$ 107,114
Marketable securities	105,194	69,821
Accounts receivable, net of allowances of $1,620 and $1,298 at June 30, 2022 and December 31, 2021, respectively	24,864	25,483
Deferred Commissions	16,631	13,915
Prepaid expenses and other assets	8,534	6,199
Total current assets	223,784	222,532
Marketable securities, noncurrent	7,931	-
Property and equipment, net	12,369	12,854
Deferred commissions, net of current portion	16,211	14,402
Operating lease, right-of-use asset	10,170	9,459
Goodwill	2,299	2,299
Intangible assets, net	2,524	3,045
Other assets, net	59	126
Total assets	$ 275,347	$ 264,717
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 6,771	$ 2,888
Deferred revenue	80,056	69,220
Operating lease liability	3,344	2,693
Accrued wages and payroll related benefits	10,794	12,556
Accrued expenses and other	13,081	11,072
Total current liabilities	114,046	98,429
Deferred revenue, net of current portion	185	132
Operating lease liability, net of current portion	20,053	20,946
Total liabilities	134,284	119,507

Stockholders' equity

Class A common stock, par value $0.0001 per share; 1,000,000,000 shares authorized; 49,556,162 and 46,717,544 shares issued and outstanding, respectively, at June 30, 2022; 48,663,781 and 45,844,325 shares issued and outstanding, respectively, at December 31, 2021	4	4
Class B common stock, par value $0.0001 per share; 25,000,000 shares authorized; 8,123,080 and 7,916,136 shares issued and outstanding, respectively, at June 30, 2022; 8,516,390 and 8,309,446 shares issued and outstanding, respectively, at December 31, 2021	1	1
Additional paid-in capital	373,519	351,774
Treasury stock, at cost	(32,037)	(30,824)
Accumulated other comprehensive loss	(314)	-
Accumulated deficit	(200,110)	(175,745)
Total stockholders’ equity	141,063	145,210
Total liabilities and stockholders’ equity	$ 275,347	$ 264,717

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$ (14,610)	$ (5,442)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation of property and equipment	703	739
Amortization of line of credit issuance costs	-	50
Amortization of premium on marketable securities	10	126
Amortization of acquired intangible assets	260	260
Amortization of deferred commissions	4,447	2,856
Amortization of right-of-use operating lease asset	189	152
Stock-based compensation expense	12,664	5,444
Provision for accounts receivable allowances	532	(57)
Changes in operating assets and liabilities
Accounts receivable	(2,316)	(148)
Prepaid expenses and other current assets	593	698
Deferred commissions	(6,674)	(5,002)
Accounts payable and accrued expenses	2,587	1,751
Deferred revenue	3,551	3,537
Lease liabilities	(669)	(609)
Net cash provided by operating activities	1,267	4,355
Cash flows from investing activities
Purchases of property and equipment	(600)	(293)
Purchases of marketable securities	(40,747)	(37,269)
Proceeds from maturity of marketable securities	26,570	39,410
Net cash (used in) provided by investing activities	(14,777)	1,848
Cash flows from financing activities
Payments for line of credit issuance costs	-	-
Proceeds from exercise of stock options	8	6
Proceeds from employee stock purchase plan	675	-
Employee taxes paid related to the net share settlement of stock-based award	(274)	(255)
Net cash provided by (used in) financing activities	409	(249)
Net (decrease) increase in cash and cash equivalents	(13,101)	5,954
Cash and cash equivalents
Beginning of period	81,662	102,303
End of period	$ 68,561	$ 108,257

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$ (24,365)	$ (11,809)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation of property and equipment	1,399	1,476
Amortization of line of credit issuance costs	30	93
Amortization of premium on marketable securities	143	303
Amortization of acquired intangible assets	521	521
Amortization of deferred commissions	8,467	5,439
Amortization of right-of-use operating lease asset	368	342
Stock-based compensation expense	21,056	9,353
Provision for accounts receivable allowances	623	87
Changes in operating assets and liabilities
Accounts receivable	(4)	958
Prepaid expenses and other current assets	(2,275)	2,850
Deferred commissions	(12,991)	(9,531)
Accounts payable and accrued expenses	4,128	(1,987)
Deferred revenue	10,889	10,782
Lease liabilities	(1,320)	(902)
Net cash provided by operating activities	6,669	7,975
Cash flows from investing activities
Purchases of property and equipment	(913)	(466)
Purchases of marketable securities	(106,832)	(63,172)
Proceeds from maturity of marketable securities	63,070	49,010
Net cash used in investing activities	(44,675)	(14,628)
Cash flows from financing activities
Payments for line of credit issuance costs	(23)	(124)
Proceeds from exercise of stock options	14	29
Proceeds from employee stock purchase plan	675	-
Proceeds from disgorgement of stockholders short-swing profits	-	1,664
Employee taxes paid related to the net share settlement of stock-based award	(1,213)	(1,174)
Net cash (used in) provided by financing activities	(547)	395
Net decrease in cash and cash equivalents	(38,553)	(6,258)
Cash and cash equivalents
Beginning of period	107,114	114,515
End of period	$ 68,561	$ 108,257

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands, except per share data):

Summary of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Non-GAAP gross profit	$ 47,058	$ 33,764	$ 90,944	$ 64,769
Non-GAAP operating (loss) income	(1,869)	132	(3,086)	(2,178)
Non-GAAP net (loss) income	(1,946)	2	(3,309)	(2,456)
Non-GAAP net (loss) income per share	(0.04)	0.00	(0.06)	(0.05)
Free cash flow	$ 667	$ 4,062	$ 5,756	$ 7,509

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Non-GAAP gross profit
Gross profit	$ 46,292	$ 33,530	$ 89,730	$ 64,351
Stock-based compensation expense	766	234	1,214	418
Non-GAAP gross profit	$ 47,058	$ 33,764	$ 90,944	$ 64,769
Reconciliation of Non-GAAP operating (loss) income
Loss from operations	$ (14,533)	$ (5,312)	$ (24,142)	$ (11,531)
Stock-based compensation expense	12,664	5,444	21,056	9,353
Non-GAAP operating (loss) income	($1,869)	$ 132	($3,086)	$ (2,178)

Reconciliation of Non-GAAP net (loss) income
Net loss	$ (14,610)	$ (5,442)	$ (24,365)	$ (11,809)
Stock-based compensation expense	12,664	5,444	21,056	9,353
Non-GAAP net (loss) income	$(1,946)	$ 2	$ (3,309)	$ (2,456)

Reconciliation of Non-GAAP net (loss) income per share
Net loss per share attributable to common shareholders, basic and diluted	$ (0.27)	$ (0.10)	$ (0.45)	$ (0.22)
Stock-based compensation expense	0.23	0.10	0.39	0.17
Non-GAAP net (loss) income per share (*)	$ (0.04)	$ 0.00	$ (0.06)	$ (0.05)

Reconciliation of free cash flow
Net cash provided by operating activities	$ 1,267	$ 4,355	$ 6,669	$ 7,975
Purchases of property and equipment	(600)	(293)	(913)	(466)
Free cash flow	$ 667	$ 4,062	$ 5,756	$ 7,509

(*) For the three months ended June 30, 2021, Non-GAAP Basic and Diluted net income per share were both $0.00. Non-GAAP Diluted net income per share for the three months ended June 30, 2021 was calculated using 54,834,301 weighted-average shares of common stock outstanding, which includes the impact of dilutive shares related to options and restricted stock units. All other GAAP and Non-GAAP net loss per share calculations excluded these common stock equivalents as their effect is antidilutive.